    As filed with the Securities and Exchange Commission on November 2, 2000
                                                      Registration No. 333-
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8

                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933

                         HYPERION SOLUTIONS CORPORATION
             (Exact Name of Registrant as Specified in its Charter)

                         DELAWARE                                    77-0277772
                     (State or Other                              (I.R.S. Employer
                     Jurisdiction of                             Identification No.)
                     Incorporation or
                      Organization)

                    1344 Crossman Avenue, Sunnyvale, CA 94089
                    (Address of Principal Executive Offices)

                     JEFFREY R. RODEK STOCK OPTION AGREEMENT
                 HYPERION SOLUTIONS CORPORATION 1999 STOCK PLAN
                            (Full Title of the Plan)

                                Stephen V. Imbler
                      President and Chief Operating Officer
                         Hyperion Solutions Corporation
                              1344 Crossman Avenue
                           Sunnyvale, California 94089
                     (Name and Address of Agent For Service)

                                 (408) 744-9500
          (Telephone Number, Including Area Code, of Agent For Service)

                                    Copy to:

                                 Sarah A. O'Dowd
                         Heller Ehrman White & McAuliffe LLP
                              525 University Avenue
                        Palo Alto, California 94301-1908
                            Telephone: (650) 324-7045
                            Facsimile: (650) 324-0638


                                      CALCULATION OF REGISTRATION FEE
===========================================================================================================
                                         Amount          Proposed Maximum    Proposed Maximum    Amount of
     Title of Securities                 to be            Offering Price        Aggregate      Registration
       to be Registered                Registered          per Share(1)       Offering Price        Fee
-----------------------------------------------------------------------------------------------------------
Common Stock $0.001 par value           2,550,000            $13.125            $33,468,750      $8,835.75
===========================================================================================================

(1) Estimated solely for the purpose of computing the amount of the registration fee pursuant to Rule 457(c) under the Securities Act of 1933, as amended, on the basis of the average of the high and low prices per share of Common Stock of Hyperion Solutions Corporation on the Nasdaq National Market on October 26, 2000.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE

     The following documents, which have been filed by Hyperion Solutions Corporation (formerly Arbor Software Corporation) (the "Registrant") with the Securities and Exchange Commission (the "Commission"), are hereby incorporated by reference in this Registration Statement:

     (a) Registrant's Annual Report on Form 10-K for the fiscal year ended June 30, 2000; and

     (b) Registrant's Registration Statement No. 0-97098 on Form 8-A filed with the Commission on September 19, 1995 pursuant to Section 12 of the Securities Exchange Act of 1934, as amended (the "1934 Act"), as amended on Form 8-A/A, dated November 3, 1995, in which there is described the terms, rights and provisions applicable to the Registrant's outstanding Common Stock.

     All documents subsequently filed pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act and prior to the termination of the offering of the securities offered hereby shall be deemed to be incorporated by reference into this registration statement and to be a part hereof from the respective dates of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein, or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

ITEM 4. DESCRIPTION OF SECURITIES

     Not applicable.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL

     Not applicable.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Section 145 of the Delaware General Corporation Law, as amended, authorizes a court to award or a corporation's Board of Directors to grant indemnification to directors and officers in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the Securities Act of 1933 as amended (the "1933 Act.") The Registrant's Bylaws provide for mandatory indemnification of its directors and officers and permissible indemnification of employees and other agents to the maximum extent permitted by the Delaware General Corporation Law. The Registrant's Certificate of Incorporation provides that, pursuant to Delaware law, its directors shall not be liable for monetary damages for breach of their fiduciary duty as directors to the Registrant and its stockholders. This provision in the Certificate of Incorporation does not eliminate the fiduciary duty of the directors, and, in appropriate circumstances, equitable remedies such as injunctive or other forms of non-monetary relief will remain available under Delaware law. In addition, each director will continue to be subject to liability for breach of the director's duty of loyalty to the Registrant for acts or omissions not in good faith or involving intentional misconduct, for knowing violations of law, for actions leading to improper personal benefit to the director and for payment of dividends or approval of stock repurchases or redemptions that are unlawful under Delaware law. The provision also does not affect a director's responsibilities under any other law, such as the federal securities laws or state or federal environmental laws. The Registrant has entered into Indemnification Agreements with its officers and directors. The


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

Indemnification Agreements provide the Registrant's officers and directors with further indemnification to the maximum extent permitted by the Delaware General Corporation Law.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED

     Not applicable.

ITEM 8. EXHIBITS

     5.1       Opinion of Heller Ehrman White & McAuliffe LLP.

     23.1      Consent of Heller Ehrman White & McAuliffe LLP (filed as part of
               Exhibit 5.1).

     23.2      Consent of PricewaterhouseCoopers LLP, Independent Accountants.

     24.1      Power of Attorney (page II-4).

     99.1      Stock Option Agreement dated as of October 11, 1999 between
               Registrant and Jeffrey R. Rodek (Incorporated herein by reference is Exhibit 10.2 to Registrant's Quarterly Report on Form 10-Q for the quarterly period ended December 31, 1999).

     99.2 Hyperion Solutions Corporation 1999 Stock Option Plan (Incorporated herein by reference is Exhibit 10.19 to Registrant's Annual Report on Form 10-K for the fiscal year ended June 30, 2000).

ITEM 9. UNDERTAKINGS

     A.   The undersigned registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement;

               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the "Securities Act");

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs A(1)(i) and A(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to
Section 13 or 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.


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

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the Stock Option Agreement and 1999 Stock Option Plan offering.

     B. The undersigned registrant hereby undertakes that, for purposes of determining liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     C. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described in Item 6, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.


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

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Sunnyvale, State of California, on November 2, 2000.

                                        HYPERION SOLUTIONS CORPORATION



                                        By: /s/Jeffrey R. Rodek
                                           -------------------------------------
                                           Jeffrey R. Rodek
                                           Chairman of the Board and
                                           Chief Executive Officer


                                POWER OF ATTORNEY

     Each person whose signature appears below constitutes and appoints Michael Sternad and Jeffrey R. Rodek his or her true and lawful attorneys in fact and agents, each acting alone, with full power of substitution and resubstitution, for him or her and in his name, place and stead, in any and all capacities, to sign any or all amendments (including post effective amendments) to the Registration Statement, and to sign any registration statement for the same offering covered by this Registration Statement that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and all post effective amendments thereto, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, each acting alone, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities as of October 31, 2000.

              Signature                                              Title
--------------------------------------                  ----------------------------------
/s/Stephen V. Imbler                                    President, Chief Operating Officer
------------------------------------
          Stephen V. Imbler

/s/Jeffrey R. Rodek                                     Chairman of the Board of Directors
------------------------------------                    and Chief Executive Officer
          Jeffrey R. Rodek

/s/David W. Odell                                       Chief Financial Officer
------------------------------------
           David W. Odell

/s/Henry R. Autry                                       Director
------------------------------------
           Henry R. Autry

/s/Kenneth A. Goldman                                   Director
------------------------------------
         Kenneth A. Goldman

/s/Gary G. Greenfield                                   Director
------------------------------------
         Gary G. Greenfield

/s/Aldo Papone                                          Director
------------------------------------
             Aldo Papone


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

                                INDEX TO EXHIBITS

     5.1       Opinion of Heller Ehrman White & McAuliffe LLP.

     23.1      Consent of Heller Ehrman White & McAuliffe LLP (filed as part of
               Exhibit 5.1).

     23.2      Consent of PricewaterhouseCoopers LLP, Independent Accountants.

     24.1      Power of Attorney (page II-4).

     99.1      Stock Option Agreement dated as of October 11, 1999 between
               Registrant and Jeffrey R. Rodek (Incorporated herein by reference is Exhibit 10.2 to Registrant's Quarterly Report on Form 10-Q for the quarterly period ended December 31, 1999).

     99.2 Hyperion Solutions Corporation 1999 Stock Option Plan (Incorporated herein by reference is Exhibit 10.19 to Registrant's Annual Report on Form 10-K for the fiscal year ended June 30, 2000).


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